Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-22745, 333-42930, 333-117512, and 333-201308 on Form S-8, 333-23547 on Form S-4, and 333-223557 on Form S-3 of our report dated February 10, 2012, relating to the consolidated financial statements of Diamond Offshore Drilling, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 10, 2021